Securities Purchased Pursuant to Rule 10F3
Morgan Grenfell Fixed Income fund for Fourth Quarter 1999
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				Security Purchased			Comparison Security		Comparison Security

Issuer			Lockheed Martin				Raytheon				TRW

Underwriters		Goldman, JP Morgan, Banc of 		CS First Boston, MS Dean 	MS Dean Witter
				America, Banc One, Bear Stearns, 	Witter, ABN Amro, Banc of
				Chase Securities, CS First Boston,  America Securities, BT Alex.
				DB Alex. Brown, Nesbitt Burns, 	Brown,  Chase Securities,
				Salomon Smith Barney			CIBC Wood Gundy Securities
										Corp., Commerzbank Capital
										Markets, First Chicago Capital
										Markets, JP Morgan Securities,
										Salomon Smith Barney, Scotia
										Capital Markets, Warburg
										Dillon Read

Years of continuous
operation, including
predecessors		> 3 years					> 3 years				> 3 years

Security 			LMT 7.95%, 12/1/05			RTN 7%, 11/1/28			TRW 7.75%, 6/1/29

Is the affiliate a
manager or co-manager
of offering?		no						no					no

Name of underwriter or
dealer from which
purchased			Goldman					n/a					n/a

Firm commitment
underwriting?		yes						yes					Exchange offering for
															private placement

Trade date/Date of
Offering			11/18/1999					11/2/1998				12/1/1999

Total dollar amount
of offering sold to
QIBs	 			$- 					  	$-   	 				$-

Total dollar amount of
any concurrent public
offering			$750,000,000				$250,000,000			$550,000,000

Total				$750,000,000 				$250,000,000 			$550,000,000

Public offering price	99.808 					99.951				Exchange offering for
															private placement

Price paid if other than
public offering price	same 						n/a					n/a

Underwriting spread or
commission			0.875%					0.0875%				Exchange offering for
															private placement

Rating			Baa3/BBB					Baa2/BBB-				Baa1/BBB

Current yield		7.99%						8.12%					8.24%

Total par value
purchased			$29,995,000.00				n/a					n/a

$ amount of purchase	$2,937,409.60				n/a					n/a

% of offering purchased
by fund			4.01%						n/a					n/a

% of offering purchased
by associated funds	0.98%						n/a					n/a

Total (must be less
than 25%)			4.99%						n/a					n/a

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